                                         EXHIBIT 10.27

                                THIS PAGE LEFT BLANK INTENTIONALLY

             HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
                SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
             (Amended and Restated as of October 1, 1999)

TABLE OF CONTENTS


Section                                                                   Page

SECTION 1.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . 1
SECTION 2.  PARTICIPATION . . . . . . . . . . . . . . . . . . . . . . . . . 5
SECTION 3.  FUNDING OF BENEFITS . . . . . . . . . . . . . . . . . . . . . . 5
SECTION 4.  CLAIMS PROCEDURE  . . . . . . . . . . . . . . . . . . . . . . . 6
SECTION 5.  RETIREMENT INCOME BENEFITS  . . . . . . . . . . . . . . . . . . 6
SECTION 6.  PRE-RETIREMENT DEATH BENEFITS . . . . . . . . . . . . . . . . . 8
SECTION 7.  ADMINISTRATION OF THE PLAN  . . . . . . . . . . . . . . . . . . 9
SECTION 8.  AMENDMENT, SUSPENSION, AND TERMINATION  . . . . . . . . . . . . 11
SECTION 9.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . 12

          HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
             SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     Harman International Industries, Incorporated adopted the Supplemental Executive Retirement Plan (the "Plan"), effective as of July 1, 1989. The Plan provides supplemental retirement benefits for certain Executives and death benefits to their Beneficiaries. The Plan is hereby amended and restated, effective October 1, 1999, to incorporate prior amendments, to clarify certain provisions, and to add additional features. The terms of the amended and restated Plan apply only to Participants who are employed on or after October 1, 1999. The Plan is designed to be exempt from the provisions of Parts 2, 3 and 4 of Title I of the Act.

                          SECTION 1.   DEFINITIONS

     Unless the context clearly requires otherwise, the following terms have their respective meanings throughout the Plan.

     1.01. "Act" means the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended.

     1.02. "Affiliate" means any entity in which the Company, directly or indirectly, beneficially owns 50% or more of the outstanding Voting Stock.

     1.03. "Average Compensation" means the average of a Participant's Compensation for the five (5) consecutive Years of Service in which his Compensation is the highest. If a Participant is not credited with five (5) consecutive Years of Service for the Employers, Average Compensation is the average of his total Compensation for all his Years of Service over his total number of Years of Service.

     1.04. "Beneficiary" means a person entitled to receive Plan benefits in the event of a Participant's death.

     1.05. "Benefit Agreement" means the document executed by an Executive evidencing his agreement to the terms on which he is eligible to participate in the Plan. The terms of a Benefit Agreement may differ from the otherwise applicable terms of the Plan. The terms of a Benefit
Agreement prevail over any conflicting term in the Plan, but only if the conflicting term is included in the Plan as in effect on the date the Benefit Agreement is executed. The Committee will provide a Benefit Agreement to an Executive within sixty (60) days of the date on which the Executive is designated an Executive. Subject to the limitations imposed under Section 8.01, the Committee may revoke a Benefit Agreement at any time, in which case the Executive must enter into a new Benefit Agreement, which shall be controlling.

     1.06. "Board" or "Board of Directors" means the Board of Directors of the Company.

     1.07. "Business Combination" means a reorganization, merger or consolidation, a sale or other disposition of all or substantially all of the assets of the Company, or any other transaction having a similar effect on the Company.

     1.08. "Change in Control" means the occurrence of any of the following events:

(a) The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the combined voting power of the then outstanding Voting Stock of the Company; provided, however, that for purposes of this Section 1.08(a), the following acquisitions shall not constitute a Change in Control: (i) any issuance of Voting Stock of the Company directly from the Company that is approved by the Incumbent Board, (ii) any acquisition by the Company or an Affiliate of Voting Stock of the Company, (iii) any acquisition of Voting Stock of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, or (iv) any acquisition of Voting Stock of the Company by any Person pursuant to a Business Combination that complies with clauses (i), (ii) and (iii) of Section 1.08(c), below; or

(b)    Individuals who as of the Effective Date constitute the Incumbent
Board cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director after the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the Directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be deemed to have been a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation of a Business Combination, unless immediately following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding share of Voting Stock of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries),
(ii) no Person (other than the Company, such entity resulting from such Business Combination, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Affiliate or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination, and (iii) at least a majority of the members of the Board of Directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

                                                 2

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (i), (ii) and (iii) of Section 1.08(c).

     1.09.    "Code" means the Internal Revenue Code of 1986, as amended.

     1.10.    "Committee" means the Supplemental Benefit Plan
Administrative Committee.

     1.11.    "Company" means Harman International Industries,
Incorporated, a Delaware corporation, its successors and assigns.

     1.12. "Compensation" means the base salary and bonuses paid by an Employer to an Executive during a Year of Service for an Employer, excluding commissions, overtime, reimbursements, updates, corporate provided fringe benefits, gain on exercise of stock options, or any contributions or benefits under any pension, profit-sharing, deferred compensation, accident, or health plan adopted by the Employer, but including amounts excluded from salary by reason of Code Sections
402(e)(3) or 125 or on account of an election to defer such amounts under the Company's Deferred Compensation Plan. If an Executive dies or suffers a Disability during a calendar year, his Compensation for that year will be the greater of: (i) the actual Compensation he received during that year; or (ii) his Compensation for the immediately prior year.

     1.13. "Deferred Retirement Date" means the first day of any month after the month in which a Participant who has worked beyond his Normal Retirement Date terminates employment with an Employer or an Affiliate. Consent of the Board of Directors is required to participate in the Plan beyond age 70.

     1.14.    "Director" means a member of the Board.

     1.15. "Disability" means the inability of a Participant to do substantially all the material duties of his regular job, as determined by the Committee, which must also determine that the inability is (i) caused by disease or bodily injury originating at a time a Participant is an Executive, and (ii) expected to be permanent. However, after the inability has continued for two years, the Executive will be considered to be suffering a
Disability: (i) only if the Committee determines that he cannot work for pay or profit at another job for which he is reasonably fitted by education, training, or experience; and (ii) only for those periods during which he is not working for pay or profit.

     1.16.    "Effective Date" means October 1, 1999.

     1.17. "Employer" means the Company and those of its Affiliates that have adopted the Plan with the approval of the Board.

     1.18.    "Exchange Act" means the Securities Exchange Act of 1934, as amended.
                                                 3

     1.19. "Executive" means a management or highly compensated employee of an Employer or an Affiliate who has been specifically designated by the Board of Directors as eligible to become a Participant, but only so long as the designation is in effect.

     1.20. "Incumbent Board" means the Board as constituted on the Effective Date, as it may be modified pursuant to Section 1.08(b).

     1.21. "In Pay Status" means, with respect to a benefit under the Plan, that a Participant or Beneficiary has met all of the requirements to receive such benefit and it is being paid or that the date on which such benefit is to commence has passed.

     1.22. "Leave" means any period during which an Executive is absent from work pursuant to a leave of absence granted by his Employer.

     1.23. "Normal Retirement Date" means the first day of the month following the month in which the Participant attains age 65.

     1.24. "Participant" means an Executive who has executed a Benefit Agreement. A former Executive will continue to be a Participant only if he is Vested in a Retirement Income Benefit or would so Vest upon a subsequent termination of employment.

     1.25. "Person" means any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

     1.26. "Plan" means the Harman International Industries, Incorporated Supplemental Executive Retirement Plan, as set forth herein and as hereafter amended.

     1.27.    "Pre-Retirement Death Benefit" means the benefit described in
Section 6.02.

     1.28.    "Retirement Income Benefit" means a benefit described in
Section 5.01 through 5.04.

     1.29. "Rules" means the Commercial Arbitration Rules of the American Arbitration Association, as in effect at the relevant time.

     1.30. "Vest" or "Vested" means to acquire a right to a benefit under the Plan that cannot be forfeited due to (i) a subsequent termination of employment, (ii) revocation of an Executive's status as an Executive, or (iii) amendment or termination of the Plan.
No Participant or Beneficiary has any right to a benefit under the Plan prior to the date the Participant Vests in a Retirement Income Benefit or would so Vest upon a subsequent termination of employment. A Vested Participant who dies prior to being In Pay Status shall forfeit any right to a Retirement Income Benefit; and his Beneficiary, if any, shall be entitled solely to a Pre-Retirement Death Benefit.

     1.31. "Voting Stock" means securities entitled to vote generally in the election of directors.

                                                 4

     1.32. "Year of Service" means: (i) for purposes of determining Compensation or Average Compensation, a calendar year during which the Participant is a full-time employee of an Employer; and (ii) for all other Plan purposes, a 12-consecutive month period commencing on a Participant's date of hire by an Employer, or by an Affiliate at a time it is an Affiliate, and anniversaries thereof, during which period the Participant is a full-time employee of an Employer or an Affiliate.
Iin no case, however, will an Executive be credited with Years of Service for any purpose under the Plan after the Board of Directors has revoked his status as an Executive.


                      SECTION 2.   PARTICIPATION

     2.01. Eligibility. An Executive begins to participate in the Plan on the date he executes a Benefit Agreement. The Executive may continue to participate in the Plan until the date he is no longer employed by an Employer for any reason, including death or retirement, or the Board, in its discretion, revokes his status as an Executive. However, unless the Board revokes his status, an Executive who is employed by an Affiliate that is not an Employer will be credited with Years of Service for all purposes under the Plan other than determining Compensation and Average Compensation, but only for the period the Affiliate is so affiliated with the Company.

     2.02. Eligibility for Benefits. An Executive or former Executive is eligible for benefits under the Plan only if he Vests prior to or in connection with his termination of employment.

     2.03. Eligibility for Pre-Retirement Death Benefits. The Beneficiary of a Participant who dies prior to being In Pay Status is eligible to receive a Pre-Retirement Death Benefit only if the Participant, at the time of his death, either is an Executive or is Vested in a Retirement Income Benefit.
Once a Participant is In Pay Status, his Beneficiary shall cease to be entitled to a Pre-Retirement Death Benefit and shall be entitled solely to the benefit, if any, provided under the form in which the Participant's benefit is distributed. The Board of Directors may at any time, in its sole discretion, revoke an Executive's right, if any, to provide a Pre-Retirement Death
Benefit to a Beneficiary.

                 SECTION 3.   FUNDING OF BENEFITS

     3.01. Unfunded Plan. The Plan is, and must remain, unfunded, but the Company may, in its discretion, establish the type of grantor trust commonly known as a rabbi trust in connection with the Plan. All benefits payable under the Plan will be paid from the Employers' general assets. No Employer is required to set aside or hold in trust any funds for the benefit of a Participant or Beneficiary, who has the status of a general unsecured creditor with respect to any Employer's obligation to make benefit payments pursuant to the Plan. Any assets of an Employer available to pay
Plan benefits are subject to the claims of the Employer's general creditors and may be used by the Employer in its sole discretion for any purpose.

                                                 5

SECTION 4.   CLAIMS PROCEDURE

     4.01. Benefit Claims Procedure. All applications for benefits under the Plan must be submitted to a Committee member at the Company's principal place of business. Applications must be in writing and signed by the Participant or, in the case of a Pre-Retirement Death Benefit, by his Beneficiary. The Committee will approve or disapprove each application within ninety (90) days of its receipt. If the Committee denies any application, in whole or in part, it must provide the applicant with a written notice that includes the following: the reasons for the denial, references to the Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the application, an explanation of why such material or information is necessary, and an explanation of the Plan's review procedure.

     4.02. Appeals Procedure. Any person whose application for benefits is denied, in whole or in part, or his duly authorized representative, may appeal such denial to the Committee. The appeal must be in writing, submitted to a Committee member within ninety (90) days after the date the Committee provided notice of the denial, and include a written statement that provides the basis of his request for review. The Committee will conduct a full and fair review of each such request for review and may require the Employer or the applicant to submit additional facts and documents. The Committee will make an independent determination of the applicant's eligibility for benefits under the Plan within sixty (60) days after receiving the applicant's request for review. If the Committee denies an application on review, in whole or in part, it will notify the applicant in writing and explain the reasons for the denial. The decision of the Committee on appeal is final and conclusive upon all persons, if supported by substantial evidence in the record.

          SECTION 5.   RETIREMENT INCOME BENEFITS

     5.01. Normal Retirement Benefit. A Participant who retires from an Employer or an Affiliate at his Normal Retirement Date will Vest in an annual benefit equal to fifty percent (50%) of the Participant's Average Compensation, payable in the form specified in Section 5.05. If, however, the Participant is credited with fewer than 15 Years of Service, such amount be reduced by a fraction, the numerator of which is 15 minus the number of Years of Service with which the Participant is credited and the denominator of which is 15. The normal retirement benefit will commence on the Participant's Normal Retirement Date.

     5.02. Termination Benefit. A Participant who is credited with at least 15 Years of Service, and who is not otherwise entitled to a Retirement Income Benefit, will Vest in an annual benefit equal to the applicable percentage of the Participant's Average Compensation, payable in the form specified in Section 5.05, and based upon the number of the Participant's Years of Service at such retirement or termination as set forth below:

Years of Service		Applicable Percentage

      15                         30
      16                         34
      17                         38


                                                 6

      18                         42
      19                         46
  20 or more                     50

     The termination benefit will commence on the first day of the month following the month in which occurs the later of the date the Participant attains age 55 or terminates employment from the Company and all of its Affiliates for any reason other than death.

     5.03. Deferred Retirement Benefit. A Participant who retires from an Employer or an Affiliate at his Deferred Retirement Date will Vest in an annual benefit equal to fifty percent (50%) of the Participant's Average Compensation, payable in the form specified in section 5.05. If the Participant is credited with fewer than 15 Years of Service, such amount will be reduced by a fraction, the numerator of which is 15 minus the number of Years of Service which the Participant has completed and the denominator of which is 15. The deferred retirement benefit will commence on the Participant's Deferred Retirement Date.

     5.04. Change in Control Benefit. A Participant who is an Executive on the date of a Change in Control and who, within three years thereafter, voluntarily or involuntarily terminates employment from the Company and all of its Affiliates for any reason other than death will Vest in an annual benefit equal to fifty percent (50%) of the Participant's Average Compensation, payable in the form specified in section 5.05, which he may elect in lieu of any other Retirement Income Benefit. The Change in Control benefit will commence on the Participant's Normal Retirement
Date or, if later, the date he terminates employment.

     5.05. Standard Form of Benefit. Unless the Committee consents to the election of an optional form of benefit, the Retirement Income Benefit will be paid in the form of a life annuity payable monthly. If the Participant dies In Pay Status, but prior to receiving 120 monthly benefit payments, such payments will continue to his Beneficiary until an aggregate of 120 payments have been made.

     5.06. Optional Forms of Benefit. Not less than one year prior to the date his Retirement Income Benefit is to begin, a Participant may request the Committee to authorize payment in any optional form which is the actuarial equivalent of the benefit payable in the form provided under
Section 5.05.  Actuarial equivalence for purposes of this Section and
Section 6.02 will be determined using interest and mortality factors adopted from time to time by the Committee. As of the Effective Date, the factors are an interest rate of 8% per annum and a mortality assumption based upon the 1983 Group Annuity Table for males (to be used for both males and females). Not less than thirty days prior to the date payment is to begin, the Committee must notify the Participant whether it has approved his request.

     5.07. Disability. An Executive who suffers a Disability will be deemed to be an Executive for the duration of the Disability, without effect on his eligibility for Retirement Income Benefits and the eligibility of his Beneficiary for Pre-Retirement Death Benefits, if any, in the event of the Participant's death. The Executive will not be credited with Compensation or Years of Service during the period of Disability. However, his status as an Executive may not be revoked, and the period will be disregarded for purposes of determining Average Compensation.


                                                7

     5.08. Leave. For purposes of Sections 5 and 6, an Executive who is on Leave with salary shall be deemed to remain an Executive for the duration of the Leave. An Executive who is on Leave without salary shall be deemed to remain an Executive if the Leave does not exceed six (6) months.
Once the period exceeds six months, the Executive will be deemed to have voluntarily terminated his employment with the Employer without the consent of the Board of Directors. An Executive will not otherwise be credited with Compensation or Years of Service during the period of Leave, but such period shall be disregarded for purposes of determining Average Compensation.

     5.09. Suicide. Notwithstanding any other Plan provision, no benefits will be paid with respect to a Participant who dies as a result of suicide or self-inflicted injury within two (2) years of executing a Benefit Agreement.

     5.10. Comparable Plan Offset. Any benefits otherwise payable to, or with respect to, a Participant under the Plan shall be reduced by the amount of benefits payable to the Participant from a comparable nonqualified defined benefit plan maintained by an Employer or an Affiliate. The Board of Directors shall determine whether a plan constitutes a comparable plan for purposes of this Section and the extent, if any, of the reduction.

     5.11. No Duplication of Benefits. No Participant may receive more than one Retirement Income Benefit: a Participant entitled to more than one such benefit under the terms of the Plan may elect one, and only one. Likewise, no Beneficiary of a Participant who is In Pay Status may receive a Pre-Retirement Death Benefit.

SECTION 6.   PRE-RETIREMENT DEATH BENEFITS

     6.01. Designation of Beneficiary. Unless precluded by the terms of a Benefit Agreement, at any time prior to the earlier of his death or his being In Pay Status, a Participant may designate a Beneficiary and contingent Beneficiary for a Pre-Retirement Death Benefit. To do so, the Participant must deliver to the Committee a completed form provided by the Committee for that purpose. The Participant may revoke or change the designated Beneficiary without the Beneficiary's consent by delivering to the Committee a replacement form at any time prior to his death. However, a married Participant who wishes to designate any person other than his spouse must furnish to the Committee the written consent of such spouse to such designation in such form as the Committee may require. If the Participant has not designated a Beneficiary, or if no such Beneficiary survives him, the Plan's death benefits will be paid to the person who is the spouse of the Participant at the Participant's death, or if none, the estate of the Participant.

     6.02. Pre-Retirement Death Benefit. The Beneficiary of a Participant who dies prior to the Participant's being In Pay Status, but at a time he
(i) is an Executive, or (ii) is Vested in a Retirement Income Benefit, shall receive a benefit equal to three hundred percent (300%) of the Participant's Compensation for the Year of Service in which his Compensation was the highest. The Pre-Retirement Death Benefit shall be paid to the Beneficiary in a single lump sum as soon as practicable after the Participant's death. At the request of the Beneficiary and with the consent of the Committee, the Pre-Retirement Death Benefit may be paid in another optional form which is the actuarial equivalent of the benefit payable as a single lump sum distribution.

                                             8

SECTION 7.   ADMINISTRATION OF THE PLAN

     7.01. Appointment of Committee. The Board of Directors will initially serve as the Committee. Thereafter, the Board may appoint a Committee consisting of any specifically named persons, each of whom serve at the pleasure of the Board. Any vacancy on the Committee will be filled by the Board.

     7.02. Duties and Powers. The Committee is responsible for the general administration of the Plan. The Committee has full and absolute authority to interpret the Plan in its discretion and to determine all questions arising thereunder, including, without limitation, all questions of fact. It shall maintain all necessary books of accounts and records. It may establish, interpret, enforce, amend, and revoke, from time to time, such rules and regulations for the administration of the Plan and the conduct of its business as it deems appropriate, and has the right to remedy ambiguities, inconsistencies and omissions (provided such rules and regulations are uniformly applied to all persons similarly situated). Any action taken by the Committee is final and binding upon each and every person who is or may become a Participant or Beneficiary, subject to the claims procedure set forth in Section 4.

     7.03. Conduct. The Committee may act by a majority of its members in office. It may elect one of its own members to act as Chairman and a different person, who may but need not be a member of the Committee, to act as Secretary. It may authorize any one or more of its members to execute and deliver any documents on behalf of the Committee. A
Committee member may not vote on any matter which directly affects him.

     7.04. Allocation of Responsibilities. The Board of Directors appoints the Committee, but, unless acting as the Committee, has no responsibility for the operation and administration of the Plan. The Committee may allocate to one or more of its members and may delegate to any other person or organization any of its rights, powers, duties, and responsibilities with respect to the operation and administration of the Plan. Any such allocation and delegation must be reviewed at least annually by the Committee and be terminable upon reasonable notice.

     7.05. Bonding and Compensation. The members of the Committee serve without bond, and without compensation for services as Committee members, except as an Employer may provide in its discretion. The Employers will pay the expenses of the Committee.

     7.06. Information. The Employers must supply whatever information the Committee may require, and must maintain such records as the Committee may determine are necessary. The Committee may rely on such records as conclusive with respect to the matters set forth therein.

     7.07. Notices and Reports. The Company is the "administrator" of the Plan as defined in Section 3(16)(A) of the Act for purposes of the reporting and disclosure requirements imposed by the Act and the Code. The
Committee will assist the Company, as requested, in complying with such reporting and disclosure requirements.

                                                 9

     7.08. Service of Process. The Company will be the agent of the Plan for the service of legal process, unless the Committee designates another agent.

     7.09. Insurance. The Company, in its discretion, may maintain a policy or policies insuring the Committee members, the Directors, and other employees to whom any responsibility with respect to the administration of the Plan has been delegated against any and all costs, expenses, and liabilities (including attorneys' fees) incurred by such persons as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities and obligations under the Plan and any applicable law.

     7.10. Indemnity. If the Company does not maintain the type of insurance referred to in Section 7.09, or if such insurance is provided, but any of the parties referred to in Section 7.09 incur any costs or expenses that are not covered under such policies, then the Company shall indemnify and hold such parties harmless in the same manner and to the same extent as directors and officers of the Company pursuant to its bylaws.

     7.11. Arbitration. All disputes arising under or in connection with the Plan (including, without limitation, disputes arising from nonpayment by the Company of any payments or benefits provided for herein) shall be resolved by arbitration to be conducted in Los Angeles, California under the Rules. Each party will appoint one arbitrator within 10 days after receipt by the respondent of a demand for arbitration, and the two arbitrators appointed by the parties will, within 10 days after their appointment, appoint a third arbitrator who shall preside. If either party fails to nominate an arbitrator, or the two arbitrators appointed by the parties are unable to appoint a presiding arbitrator within the stated periods, the second or presiding arbitrator, as the case may be, shall be appointed according to the procedures of Rule 13 of the Rules. The costs to Participants and Beneficiaries of any such proceeding commenced after a Change in Control shall be paid or reimbursed as provided in Section 7.12. Any award in such proceedings shall be enforceable and may be confirmed by the judgment of a court of competent jurisdiction.

     7.12.    Indemnification  of Legal Fees and Expenses; Security for
Payment.

(a)    Indemnification of Legal Fees.  The Company intends that no
Participant or Beneficiary be required to incur the expenses associated with the enforcement of his rights under the Plan after a Change in Control. Accordingly, if any Participant or Beneficiary believes that an Employer, following a Change in Control, has failed to comply with any of its obligations under the Plan or in the event that, following a Change of Control, an Employer or any other person takes any action to declare the Plan void or unenforceable, or institutes any arbitration or other legal action designed to deny, or to recover from, any Participant or Beneficiary the benefits intended to be provided to such Participant or Beneficiary hereunder, the Company irrevocably authorizes such Participant or Beneficiary from time to time to retain counsel of his or her choice, at the expense of the Company as hereafter provided, to represent such Participant or Beneficiary in connection with the initiation or defense of such arbitration or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company

                                                  10
irrevocably consents to such Participant's or Beneficiary's entering into an attorney-client relationship with such counsel, and in that connection the Company and such Participant or Beneficiary agree that a confidential relationship shall exist between such Participant or Beneficiary and such counsel. The Company shall pay or cause to be paid and shall be solely responsible for any and all attorneys' and related fees and expenses incurred by such Participant or Beneficiary as a result of an Employer's failure to fulfill its obligations under the Plan or any provision hereof or as a result of an Employer or any person contesting the validity or enforceability of the Plan or any provision hereof as aforesaid.

(b) Trust Agreement. To ensure that the Participants and Beneficiaries are able to enforce their right under the Plan following a Change in Control, a trust agreement ("Trust Agreement") dated as of April 2, 1996, has been established with a trustee (the "Trustee"). The Trust Agreement sets forth the terms and conditions relating to payment pursuant to the Plan of attorneys' and related fees and expenses pursuant to subsection (a) hereof
(and the comparable provisions in certain severance agreements entered into by the Company, certain of its Affiliates and certain of their executives). A Participant or Beneficiary shall make demand on the Company for any payments due to him or her pursuant to subsection (a) hereof prior to making demand on the Trustee under the Trust Agreement. Payments by such Trustee shall discharge the Company's liability under subsection (a) hereof only to the extent that trust assets are used to satisfy such liability.

(c) Obligation of the Company to Fund Legal Fees Trust. Upon the earlier to occur of a Change in Control or a declaration by the Board of Directors that a Change in Control is imminent, the Company must promptly, to the extent it has not previously done so, and in any event within five (5) business days, transfer to the Trustee a minimum sum of $500,000 to be added to the principal of the trust under the Trust Agreement. Any payments of attorneys' and related fees and expenses, which are the obligation of the Company under subsection (a) hereof, by the Trustee pursuant to the Trust Agreement shall, to the extent thereof, discharge the Company's obligation hereunder, it being the intent of the Company that such assets in such Trust Agreement be held as security for the Company's obligation under subsection (a), provided however, that, to the extent provided in the Trust Agreement, such assets shall also be available for payment of attorneys' and related fees and expenses in connection with enforcement of the rights of certain executives under one or more severance agreements.

SECTION 8.   AMENDMENT, SUSPENSION, AND TERMINATION

     8.01. Right to Amend or Terminate. The Company may amend, modify, or terminate this Plan at any time and for any reason, provided that no such termination, amendment, or modification may have the effect of
(i) reducing a benefit hereunder which is In Pay Status, has Vested, or is protected under Section 5.07, or (ii) modifying Section 5.04 or Section 7.12 after a Change in Control.

     8.02. Right to Suspend. If the Employer determines that payments under the Plan would have a materially adverse impact on the Employer's ability to conduct its business, the

                                                11
employer may suspend such payments for any period not in excess of one
(1) year. The Employer shall pay such suspended payments immediately upon the expiration of the period of suspension.

     8.03. Right to Accelerate. The Board of Directors in its sole discretion may accelerate all Vested Retirement Income Benefits upon termination of the Plan, and may pay such benefits in a single, actuarial equivalent lump sum. The factors to be used for this purpose shall be an interest rate of 8% per annum and a mortality assumption based upon the 1983 Group Annuity Table for males (to be used for both males and females).

SECTION 9.   MISCELLANEOUS

     9.01. Right to Continued Employment. Nothing in the Plan provides any right of employment. Each Employer has the right to dismiss any person at any time, with or without cause, without liability for the effect such dismissal might have upon him as a Participant.

     9.02. Prohibition Against Alienation. Except as otherwise provided in the Plan, no right or benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such right or benefit shall be liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled to such right or benefit.

     9.03. Savings Clause. If any provision of this instrument is finally held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

     9.04. Payment of Benefit of Incompetent. If the Committee finds that a Participant or Beneficiary is unable to care for his affairs for any reason, any benefit payable may, unless claim has been made therefor by a duly appointed legal representative, be paid to any person who incurred expenses for the support and maintenance of such Participant or Beneficiary; and any such payments so made shall be a complete discharge of all liability therefor.

     9.05. Withholding. Benefit payments shall be subject to applicable federal, state, and local withholding for taxes.

     9.06. Successors. In the event of any consolidation, merger, acquisition or reorganization of an Employer, the obligations of the Employer under this Plan shall continue and be binding upon the Employer and its successors.

     9.07. Gender, Tense, and Headings. Any words used herein in the masculine gender shall be construed as though they were also used in the feminine gender in all cases where they would so apply. Any words used herein in the singular form shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of Sections and subsections as used herein are inserted solely for convenience and constitute no part of the Plan.

                                                12

     9.08. Choice of Law. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware to the extent not superseded by applicable federal statutes or regulations.

     IN WITNESS WHEREOF, HARMAN INTERNATIONAL INDUSTRIES,
INCORPORATED has caused this Plan to be executed this 20th day of June, 2000, but effective October 1, 1999.

HARMAN INTERNATIONAL INDUSTRIES,
INCORPORATED

By  /s/ Stanley Weiss
    ----------------------
     Its Chairman - Compensation and
     Option Committee

                                THIS PAGE LEFT BLANK INTENTIONALLY




























                                                                     86